Exhibit 99.1

SUPPLEMENTAL INFORMATION

The following table sets forth summary historical consolidated financial data of PPL Energy Supply, LLC (“Energy Supply”) as of December 31, 2013 and 2014 and for each of the years ended December 31, 2012, 2013 and 2014 and summary historical unaudited consolidated interim financial data of Energy Supply as of March 31, 2015 and for the three months ended March 31, 2014 and 2015. The summary historical consolidated financial data of Energy Supply as of December 31, 2013 and 2014 and for each of the years ended December 31, 2012, 2013 and 2014 have been derived from, and should be read together with, the audited consolidated financial statements of Energy Supply and the accompanying notes contained in Energy Supply’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”). The summary historical unaudited consolidated interim financial data of Energy Supply as of March 31, 2015 and for the three months ended March 31, 2014 and 2015 have been derived from, and should be read together with, the unaudited condensed consolidated financial statements of Energy Supply and the accompanying notes contained in Energy Supply’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 (the “Form 10-Q”). The unaudited condensed consolidated financial statements have been prepared on a basis consistent with the annual audited consolidated financial statements of Energy Supply. In the opinion of management, these unaudited financial data reflect all adjustments, consisting of only normal and recurring adjustments considered necessary for a fair presentation of the operating results for those interim periods. The summary historical consolidated financial data presented below include certain assets and liabilities of Energy Supply relating to facilities that may be sold as part of Talen Energy’s mitigation plan discussed elsewhere in this offering memorandum. As a result, the summary historical consolidated financial data of Energy Supply set forth below may not necessarily be indicative of the Energy Supply business that will be operated by Talen Energy in future periods. The summary historical consolidated financial data set forth below are not necessarily indicative of the results of future operations. Results for the interim periods are not necessarily indicative of the results that might be expected for any other interim period or for an entire year. The summary historical consolidated financial data should be read in conjunction with the information contained in the Form 10-K and Form 10-Q.

	Year Ended December 31,			Three Months Ended March 31,
(dollars in millions)	2012	2013	2014	2014	2015

Statement of Operations Data:
Operating revenues	$5,346	$4,514	$3,736	$(955)	$946
Operating income (loss)	804	(293)	397	(79)	178
Income (loss) from continuing operations after income taxes attributable to member	428	(262)	187	(58)	96
Net income (loss) attributable to member	474	(230)	410	(66)	96

Balance Sheet Data (at period end):
Cash and cash equivalents		$239	$352		$221
Total assets		11,074	10,760		10,366
Total liabilities		6,276	6,853		6,550
Long-term debt, including current portion		2,525	2,218		2,217
Member’s equity		4,798	3,907		3,816

Statement of Cash Flows Data:
Cash provided by (used in):
Operating activities	$784	$410	$462	$276	$221
Investing activities	(469)	(631)	497	(389)	(130)
Financing activities	(281)	47	(846)	315	(222)

Other Financial Data:
EBITDA	$1,122	$66	$756	$10	$270
Adjusted EBITDA(1)	1,048	935	730	223	226

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(1)	Non-GAAP measures, such as EBITDA and Adjusted EBITDA, do not have definitions under GAAP and may be defined differently than, and not be comparable to, similarly titled measures used by other companies. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measure. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.

The financial information of Energy Supply prepared in accordance with GAAP has been supplemented with EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA provide useful information to investors, lenders and rating agencies since these groups have historically used EBITDA-related measures in our industry, along with other measures, to estimate the value of companies, to make investment decisions and to evaluate a company’s ability to meet its debt service requirements. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. EBITDA is defined as income (loss) from continuing operations after income taxes attributable to member adjusted for depreciation, amortization and accretion, interest expense and income taxes. Adjusted EBITDA is defined as EBITDA as further adjusted for certain items, such as unrealized loss (gain) on derivative contracts, certain financing and transaction costs and other items not indicative of ongoing operating performance.

A reconciliation of Energy Supply’s EBITDA and Adjusted EBITDA to income (loss) from continuing operations after income taxes attributable to member determined in accordance with GAAP is provided below:

	Year Ended December 31,			Three Months Ended March 31,
	2012	2013	2014	2014	2015

(dollars in millions)

Income (loss) from continuing operations after income taxes attributable to member	$428	$(262)	$187	$(58)	$96
Interest expense	158	159	124	32	36
Income taxes	236	(159)	116	(47)	53
Depreciation and amortization(a)	300	328	329	83	85
EBITDA	$1,122	$66	$756	$10	$270
Unrealized loss (gain) on derivative contracts(b)	(91)	131	(17)	219	(46)
Montana lease termination (c)		697
Separation benefits(d)			33
Mechanical contracting and engineering subsidiary revenue adjustment(e)			(17)
SMGT bankruptcy(f)	11	(2)
Corette asset impairment(g)		65
Gain from NDT fund	(21)	(22)	(26)	(6)	(6)
Coal contract modification payments(h)	29
Corette closure costs(i)					5
Other	(2)		1		3
Adjusted EBITDA	$1,048	$935	$730	$223	$226

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(a)	Includes, with respect to (i) year ended December 31, 2012, $28 million, (ii) year ended December 31, 2013, $29 million, (iii) year ended December 31, 2014, $32 million, (iv) three months ended March 31, 2014, $8 million and (v) three months ended March 31, 2015, $8 million, of ARO accretion that is recognized in “Other operation and maintenance” on Energy Supply’s Statements of Income for the applicable period.
(b)	Represents non-cash change in the fair value of derivative instruments that have been included in Energy Supply’s earnings.
(c)	In September 2013, PPL Montana executed a definitive agreement to sell to NorthWestern certain hydroelectric generating facilities located in Montana. To facilitate the sale of the hydroelectric facilities, on December 20, 2013, PPL Montana terminated its operating lease arrangement related to partial interests in Units 1, 2 and 3 of the Colstrip coal-fired electric generating facility and acquired those interests, collectively, for $271 million. At lease termination, the existing lease-related assets on the balance sheet were written off and the acquired Colstrip assets were recorded at fair value as of the acquisition date. Energy Supply recorded a charge of $697 million ($413 million after-tax) for the termination of the lease.
(d)	In June 2014, Energy Supply’s largest IBEW local ratified a new three-year labor agreement. In connection with the new agreement, estimated bargaining unit one-time voluntary retirement benefits were recorded. In addition, in 2014, Energy Supply recorded separation benefits related to the anticipated spinoff transaction.
(e)	In 2014, Energy Supply recorded $17 million to “Energy-related businesses” revenues on the Statement of Income to correct an error related to prior periods and the timing of revenue recognition for a mechanical contracting and engineering subsidiary. See Note 1 to the audited consolidated financial statements of Energy Supply included elsewhere in this offering memorandum for additional information.
(f)	In October 2011, a wholesale customer, SMGT, filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. In 2012, PPL EnergyPlus recorded an additional allowance for unpaid amounts under the related long-term power contract. In March 2012, the U.S. Bankruptcy Court for the District of Montana approved the request to terminate the contract, effective April 1, 2012. In June 2013, PPL EnergyPlus received an approval for an administrative claim in the amount of $2 million.
(g)	In 2012, Energy Supply announced its intention, beginning in April 2015, to place its Corette plant in long-term reserve status, suspending the plant’s operation due to expected market conditions and the costs to comply with MATS. During the fourth quarter of 2013, Energy Supply determined its Corette plant was impaired and recorded a pre-tax charge of $65 million for the plant and related emission allowances. See (i) below for additional information.
(h)	As a result of lower electricity and natural gas prices, coal-fired generation output decreased during 2012. Contract modification payments were incurred to reduce 2012 and 2013 coal deliveries.
(i)	Operations were suspended and the Corette plant was retired in March 2015.